EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

                                  [LETTERHEAD]


         We consent to the use in the Registration Statement of Medical Staffing Solutions, Inc. on Form SB-2 of our Auditors' Report, dated February 25, 2005, on the consolidated balance sheets of Medical Staffing Solutions, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity.

         In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.


"Bagell, Josephs & Company, L.L.C."
Gibbsboro, New Jersey
April 12, 2005



                                 EXHIBIT 23.2-1